NEWS RELEASE

EVEREST GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts
Media: Dawn Lauer                             Investors: Matt Rohrmann
Chief Communications Officer                        Head of Investor Relations
908.300.7670                                908.604.7343

Everest Publishes 2025 Global Loss Triangles

HAMILTON, Bermuda -- (BUSINESS WIRE) – August 31, 2026 – Everest Group, Ltd. (“Everest”) (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today announced that it has published its Global Loss Triangles for the year ended December 31, 2025.

These documents are available on the Company’s investor relations website, under Financials/Annual Disclosures. The link can be found here: https://investors.everestglobal.com/financials/annual-reports-and-proxy-statements.

About Everest

Everest is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.